EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 30, 2009, relating to the consolidated financial statements of UFood Restaurant Group, Inc. as of December 28, 2008 and December 30, 2007 and for the fiscal years then ended and to the reference to us under the heading “Experts “ in the Prospectus, which is part of this Registration Statement.
/s/ CCR LLP
Westborough, Massachusetts
May 1, 2009